                                                                   Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Arch Chemicals, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-71719, 333-71721 and 333-54098) filed on Form S-8 of Arch Chemicals,
Inc. of our report dated February 2, 2004, except as to "U.S. Government Contracts" in footnote 1, which is as of February 17, 2004, relating to the consolidated balance sheets of Arch Chemicals, Inc. and its subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Arch Chemicals, Inc. Our report refers to the adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets" as of January 1, 2002.

KPMG LLP

Stamford, Connecticut
March 1, 2004